Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Magnum Hunter Resources Corporation

We consent to (i) the inclusion in this Current Report on Form 8-K of Magnum Hunter Resources Corporation, and (ii) the incorporation by reference into Registration Statements of Magnum Hunter Resources Corporation on Form S-3 (File Nos. 333-166756, 333-168161, 333-172979, 333-173757, 333-174879, 333-177486, and 333-180603), on Form S-4 (File No. 333-173415) and on Form S-8 (File Nos. 333-168802, 333-169814, 333-171168 and 333-177488), of our report dated August 3, 2012, relating to the statement of revenues and direct operating expenses of the non-operated working interests in oil and gas properties and wells acquired from Baytex Energy USA, Ltd. for the year ended December 31, 2011. We also consent to the references to our firm contained in this Current Report and in any Prospectus or Prospectus Supplements relating to the Registration Statements listed above, including under the caption “Experts.”

Hein & Associates LLP

Dallas, Texas

August 3, 2012